UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan

At the annual meeting of stockholders of Iron Mountain Incorporated (the “Company”) held on June 4, 2010 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan (the “2002 Plan”) to provide additional flexibility with respect to equity awards, including performance-based awards, and to permit the issuance of performance-based cash awards thereunder.  The amendment to the 2002 Plan is set forth in Exhibit 10.1 attached hereto and incorporated by reference herein.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Iron Mountain Incorporated 2006 Senior Executive Incentive Program

At the Annual Meeting, the Company’s stockholders approved an amendment to the Iron Mountain Incorporated 2006 Senior Executive Incentive Program (the “2006 SEIP”) to modify the definition of participant, increase the maximum compensation payable thereunder and modify and re-approve the payment criteria thereunder.  The amendment to the 2006 SEIP is set forth in Exhibit 10.2 attached hereto and incorporated by reference herein.

The 2006 SEIP applies solely to the Company’s Chief Executive Officer. The maximum cash bonus available to the Company’s Chief Executive Officer, thereunder is the lesser of 3.0 times base salary for the fiscal year or $3,500,000.  For each fiscal year, the Compensation Committee establishes in writing the performance goals for the Chief Executive Officer.  Performance goals under the 2006 SEIP are based on achievement of established objectives relating to one or more of the following business criteria: earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income before depreciation and amortization (“OIBDA”); adjusted OIBDA or Contribution; gross revenues; growth rate; capital spending; free cash flow; operating income (before or after taxes); attaining budget; return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total shareholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; organizational or transformational metrics; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development, and internal expansion.

The objectives may be based on a percentage change or achievement of a stated objective.  Any such criteria, whether alone or in combination, may be applied on the basis of the Company and/or its subsidiaries as a whole or on any business unit of the Company and its subsidiaries and may be measured directly or by comparing the result to: (i) the performance of a group of competitor companies; (ii) a published or special index determined by the Compensation

Committee; or (iii) other benchmarks determined by the Compensation Committee.  Further, the objectives may be adjusted as necessary to reflect acquisitions, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards and variances to planned annual incentive compensation expense.  One hundred percent of the annual 2006 SEIP limit may only be paid if all established objectives are fully achieved.  If the objectives are not fully achieved, some lesser percentage of the annual limit, as determined in advance by the Compensation Committee, may be paid.

Under the 2006 SEIP, the Compensation Committee has the right to reduce or eliminate, in its discretion (after consultation with the chair of the Audit Committee), any amount payable if certain additional criteria are not satisfied. These criteria consist of the extent to which the objectives achieved satisfy the Company's short-term or long-term goals, the confidence of stockholders in the Company, as evidenced in part by the Company's stock price, the effectiveness of the Company and the wellness of the Company as a whole, taking into account, for example, labor relations and other similar matters.

Amendment to the Iron Mountain Incorporated 2003 Senior Executive Incentive Program

At the Annual Meeting, the Company’s stockholders approved an amendment to the Iron Mountain Incorporated 2003 Senior Executive Incentive Program (the “2003 SEIP”) to modify the definition of participant and modify and re-approve the payment criteria thereunder.  The amendment to the 2003 SEIP is set forth in Exhibit 10.3 attached hereto and incorporated by reference herein.

The 2003 SEIP applies solely to the Company’s Executive Chairman.  The maximum cash bonus available to the Company’s Executive Chairman, thereunder is the lesser of 3.0 times base salary for the fiscal year or $3,500,000.  Performance goals under the 2003 SEIP are based on achievement of established objectives relating to one or more of the following business criteria: EBITDA; OIBDA; adjusted OIBDA or Contribution; gross revenues; growth rate; capital spending; free cash flow; operating income (before or after taxes); attaining budget; return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total shareholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; organizational or transformational metrics; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development, and internal expansion.

The objectives may be based on a percentage change or achievement of a stated objective.  Any such criteria, whether alone or in combination, may be applied on the basis of the Company and/or its subsidiaries as a whole or on any business unit of the Company and its subsidiaries and may be measured directly or by comparing the result to: (i) the performance of a group of competitor companies; (ii) a published or special index determined by the Compensation Committee; or (iii) other benchmarks determined by the Compensation Committee.  Further, the objectives may be adjusted as necessary to reflect acquisitions, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards and variances to planned annual incentive compensation expense.  One hundred percent of the annual 2003 SEIP limit may only be paid if all established objectives are fully achieved.  If the objectives are not fully achieved, some lesser percentage of the annual limit, as determined in advance by the Compensation Committee, may be paid.

Under the 2003 SEIP, the Compensation Committee has the right to reduce or eliminate, in its discretion (after consultation with the chair of the Audit Committee), any amount payable if certain additional criteria are not satisfied. These criteria consist of the extent to which the objectives achieved satisfy the Company's short-term or long-term goals, the confidence of stockholders in the Company, as evidenced in part by the Company's stock price, the effectiveness of the Company and the wellness of the Company as a whole, taking into account, for example, labor relations and other similar matters.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company elected eleven directors, each for a one-year term of office to serve until the Company's 2011 Annual Meeting of Stockholders, or until their successors are elected and qualified.  The nominated directors received the following votes:

Director:	For:	Against:	Abstain:	Broker Non Vote:
Clarke H. Bailey	177,415,003	1,081,920	27,628	9,734,383
Constantin R. Boden	177,135,412	1,361,218	27,921	9,734,383
Robert T. Brennan	177,689,830	801,916	32,805	9,734,383
Kent P. Dauten	177,261,631	1,234,359	28,561	9,734,383
Per-Kristian Halvorsen	178,212,718	284,076	27,757	9,734,383
Michael W. Lamach	177,887,764	606,879	29,908	9,734,383
Arthur D. Little	177,319,588	1,176,794	28,169	9,734,383
C. Richard Reese	177,452,187	1,058,178	14,186	9,734,383
Vincent J. Ryan	177,293,408	1,202,961	28,182	9,734,383
Laurie A. Tucker	178,229,066	267,984	27,501	9,734,383
Alfred J. Verrecchia	178,173,971	321,464	29,116	9,734,383

The Company’s shareholders also approved an amendment to the Company’s 2002 Plan to provide additional flexibility with respect to equity awards, including performance-based awards, and to permit the issuance of performance-based cash awards thereunder.  The amendment received the following votes:

For:	Against:	Abstain:	Broker Non Vote
174,466,314	3,913,027	145,210	9,734,383

The Company’s shareholders also approved an amendment to the Company’s 2006 SEIP to modify the definition of participant, increase the maximum compensation payable thereunder and modify the payment criteria thereunder.  The amendment received the following votes:

For:	Against:	Abstain:	Broker Non Vote
185,614,014	2,388,949	255,971	0

The Company’s shareholders also approved an amendment to the Company’s 2003 SEIP to modify the definition of participant and modify the payment criteria thereunder.  The amendment received the following votes:

For:	Against:	Abstain:	Broker Non Vote
185,631,287	2,371,949	255,698	0

Also at the Company’s Annual Meeting, shareholders ratified the selection by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

For:	Against:	Abstain:	Broker Non Vote
187,547,213	658,633	53,088	0

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibits:

Exhibit No.:	Exhibit Description:
10.1	Amendment to the 2002 Stock Incentive Plan
10.2	Amendment to the 2006 Senior Executive Incentive Program
10.3	Amendment to the 2003 Senior Executive Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant) By: /s/ Ernest W. Cloutier
Name: Ernest W. Cloutier Title: Senior Vice President and General Counsel
Date: June 9, 2010